Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2019 Results
All Key Metrics Within or Above Company Guidance Ranges

KANSAS CITY, Mo. - February 4, 2020 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2019 fourth quarter and full year that ended December 28, 2019.

Fourth quarter 2019 revenue was $1.442 billion, an increase of 6 percent compared to $1.366 billion in the fourth quarter of 2018, and in line with the Company's expectations. Full-year 2019 revenue was $5.693 billion, up 6 percent compared to 2018 revenue of $5.366 billion.

Bookings in the fourth quarter of 2019 were above the Company's expectations at $1.665 billion. Full-year 2019 bookings were $5.990 billion compared to 2018 bookings of $6.721 billion. The decline in bookings was primarily driven by the Company being more selective in the types of contracts it pursues, which led to fewer large, long-term outsourcing contracts.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2019 net earnings were $154.3 million and diluted earnings per share were $0.49. Fourth quarter 2018 GAAP net earnings were $131.3 million and diluted earnings per share were $0.40. For the full year, 2019 GAAP net earnings were $529.5 million and diluted earnings per share were $1.65. Full year 2018 GAAP net earnings were $630.1 million and diluted earnings per share were $1.89.

Adjusted Net Earnings for fourth quarter 2019 were $237.2 million, compared to $208.1 million of Adjusted Net Earnings in the fourth quarter of 2018. Adjusted Diluted Earnings Per Share were $0.75 in the fourth quarter of 2019, in line with the Company's expectations and up 19 percent compared to $0.63 of Adjusted Diluted Earnings Per Share in the year-ago quarter. For the full year 2019, Adjusted Net Earnings were $862.1 million and Adjusted Diluted Earnings Per Share were $2.68, compared to full year 2018 Adjusted Net Earnings of $818.5 million and Adjusted Diluted Earnings Per Share of $2.45.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪
Fourth quarter operating cash flow of $437.6 million and Free Cash Flow of $292.1 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪	Fourth quarter days sales outstanding of 72 days, down from 74 days in the third quarter and 79 days in the year-ago quarter.

▪	Total backlog of $13.71 billion.

"I am pleased with our strong finish to the year, with all of our key operating metrics at or above our expectations in the fourth quarter," said Brent Shafer, Chairman and CEO. "2019 was an important and productive year for Cerner. We made meaningful progress on driving value for our clients, delivering operating efficiencies, simplifying our business, and refining our growth strategy. These efforts are ongoing, and I believe they position us for long-term profitable growth."

Future Period Guidance
Cerner currently expects:

▪	First quarter 2020 revenue between $1.415 billion and $1.465 billion.

▪	Full year 2020 revenue between $5.725 billion and $5.975 billion.

▪	First quarter 2020 Adjusted Diluted Earnings Per Share between $0.69 and $0.71.*

▪	Full year 2020 Adjusted Diluted Earnings Per Share between $3.09 and $3.19.*

▪	First quarter 2020 new business bookings between $1.100 billion and $1.300 billion.

*Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 3:30 p.m. CT on February 4, 2020. On the call, Cerner will discuss its fourth quarter and full-year 2019 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner’s health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "expects", "guidance", "position", "believe", "expectations", "plan", "future", "approximately", "targeted", "intend", "potential", "opportunities" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance. Factors that could cause or contribute to such differences include, but are not limited to the possibility of significant costs and reputational harm related to product and service-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions or strategic investments and the failure to achieve projected synergies; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, government regulation or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; risks that Cerner's revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; and risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Misti Preston, (816) 299-2037, misti.preston@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 28, 2019 and December 29, 2018
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Revenues	$1,442,232	$1,365,664	$5,692,598	$5,366,325
Costs of revenue	277,386	236,955	1,071,041	937,348

Margin	1,164,846	1,128,709	4,621,557	4,428,977

Operating expenses
Sales and client service	648,512	662,697	2,675,337	2,493,696
Software development	188,202	181,471	737,136	683,663
General and administrative	122,293	98,922	520,598	389,469
Amortization of acquisition-related intangibles	23,008	21,492	87,817	87,364
Total operating expenses	982,015	964,582	4,020,888	3,654,192

Operating earnings	182,831	164,127	600,669	774,785

Other income, net	8,870	7,662	53,843	26,066

Earnings before income taxes	191,701	171,789	654,512	800,851
Income taxes	(37,370)	(40,469)	(125,058)	(170,792)

Net earnings	$154,331	$131,320	$529,454	$630,059

Basic earnings per share	$0.49	$0.40	$1.66	$1.91

Basic weighted average shares outstanding	312,070	327,956	318,229	330,084

Diluted earnings per share	$0.49	$0.40	$1.65	$1.89

Diluted weighted average shares outstanding	314,793	330,824	321,235	333,572

Note 1: Our revenues by business model for the three and twelve months ended December 28, 2019 and December 29, 2018 were as follows:

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Licensed software	$174,462	$166,483	$680,585	$613,578
Technology resale	60,435	46,065	246,885	245,076
Subscriptions	92,750	87,007	358,715	325,709
Professional services	509,277	466,152	1,992,478	1,811,463
Managed services	309,421	299,084	1,213,900	1,154,941
Support and maintenance	273,970	276,816	1,104,638	1,118,116
Reimbursed travel	21,917	24,057	95,397	97,442

Total revenues	$1,442,232	$1,365,664	$5,692,598	$5,366,325

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 28, 2019 and December 29, 2018
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Operating expenses (GAAP)	$982,015	$964,582	$4,020,888	$3,654,192

Share-based compensation expense	(31,183)	(22,799)	(108,834)	(102,419)
Acquisition-related amortization	(22,356)	(20,650)	(84,927)	(83,483)
Organizational restructuring and other expense	(46,663)	(1,944)	(221,059)	(4,868)
Charge related to client dispute	(9,500)	—	(29,500)	—
Vendor settlement	—	—	(6,791)	—
Allowance on non-current asset	—	(45,320)	—	(45,320)

Adjusted Operating Expenses (non-GAAP)	$872,313	$873,869	$3,569,777	$3,418,102

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Operating earnings (GAAP)	$182,831	$164,127	$600,669	$774,785

Share-based compensation expense	31,183	22,799	108,834	102,419
Acquisition-related amortization	22,356	20,650	84,927	83,483
Organizational restructuring and other expense	46,663	1,944	221,059	4,868
Charge related to client dispute	9,500	—	29,500	—
Vendor settlement	—	—	6,791	—
Allowance on non-current asset	—	45,320	—	45,320

Adjusted Operating Earnings (non-GAAP)	$292,533	$254,840	$1,051,780	$1,010,875

Operating Margin (GAAP)	12.68%	12.02%	10.55%	14.44%

Adjusted Operating Margin (non-GAAP)	20.28%	18.66%	18.48%	18.84%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Net earnings (GAAP)	$154,331	$131,320	$529,454	$630,059

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	31,183	22,799	108,834	102,419
Acquisition-related amortization	22,356	20,650	84,927	83,483
Organizational restructuring and other expense	46,663	1,944	221,059	4,868
Charge related to client dispute	9,500	—	29,500	—
Vendor settlement	—	—	6,791	—
Allowance on non-current asset	—	45,320	—	45,320
Investment gains	(5,390)	—	(29,621)	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(20,335)	(15,813)	(80,746)	(45,911)
Share-based compensation permanent tax items	(1,129)	1,919	(8,090)	(1,696)

Adjusted Net Earnings (non-GAAP)	$237,179	$208,139	$862,108	$818,542

Diluted weighted average shares outstanding	314,793	330,824	321,235	333,572

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.75	$0.63	$2.68	$2.45

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Cash flows from operating activities (GAAP)	$437,575	$406,889	$1,313,099	$1,454,009
Capital purchases	(82,930)	(140,977)	(471,518)	(446,928)
Capitalized software development costs	(62,587)	(64,571)	(273,871)	(273,693)
Free Cash Flow (non-GAAP)	$292,058	$201,341	$567,710	$733,388

Cash flows from investing activities (GAAP)	$(204,021)	$(266,843)	$(640,408)	$(828,937)

Cash flows from financing activities (GAAP)	$(288,575)	$(264,083)	$(601,380)	$(609,787)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, and (vi) an allowance on non-current asset.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, and (vi) an allowance on non-current asset.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, (vi) an allowance on non-current asset, (vii) investment gains, (viii) the income tax effect of the aforementioned items, and (ix) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Sales and client service	$13,810	$10,322	$52,829	$46,239
Software development	4,941	5,101	17,710	21,468
General and administrative	12,432	7,376	38,295	34,712
Total share-based compensation expense	$31,183	$22,799	$108,834	$102,419

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015 and AbleVets in October 2019. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2019	2018	2019	2018

Sales and client service	$12,727	$—	$72,329	$—
General and administrative	33,936	1,944	148,730	4,868
Total organizational restructuring and other expense	$46,663	$1,944	$221,059	$4,868

Charge related to client dispute - Consists of pre-tax charges related to a dispute with a current client. We have excluded these charges as we believe the amount of such charges does not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such charges are included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Condensed Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going for approximately 10 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Investment gains - Consists of a $16 million gain recognized on the disposition of one of our equity investments in the second quarter of 2019, and unrealized gains of $9 million and $5 million recognized in the third and fourth quarters of 2019, respectively, on another one of our equity investments, all of which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amounts of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 28, 2019 and December 29, 2018
(unaudited)

(In thousands)	2019	2018

Assets
Current assets:
Cash and cash equivalents	$441,843	$374,126
Short-term investments	99,931	401,285
Receivables, net	1,139,595	1,183,494
Inventory	23,182	25,029
Prepaid expenses and other	392,073	334,870

Total current assets	2,096,624	2,318,804

Property and equipment, net	1,858,772	1,743,575
Right-of-use assets	123,155	—
Software development costs, net	939,859	894,512
Goodwill	883,158	847,544
Intangible assets, net	364,439	405,305
Long-term investments	419,419	300,046
Other assets	209,196	198,850

Total assets	$6,894,622	$6,708,636

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$273,440	$293,534
Current installments of long-term debt and capital lease obligations	—	4,914
Deferred revenue	360,025	399,189
Accrued payroll and tax withholdings	245,843	195,931
Other current liabilities	148,140	69,122

Total current liabilities	1,027,448	962,690

Long-term debt	1,038,382	438,802
Deferred income taxes	377,657	336,379
Other liabilities	133,807	42,376

Total liabilities	2,577,294	1,780,247

Shareholders' Equity:
Common stock	3,676	3,622
Additional paid-in capital	1,905,171	1,559,562
Retained earnings	5,934,909	5,576,525
Treasury stock	(3,407,768)	(2,107,768)
Accumulated other comprehensive loss, net	(118,660)	(103,552)

Total shareholders' equity	4,317,328	4,928,389

Total liabilities and shareholders' equity	$6,894,622	$6,708,636

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and twelve months ended December 28, 2019 and December 29, 2018
(unaudited)

	Three Months Ended		Years Ended
(In thousands)	2019	2018	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$154,331	$131,320	$529,454	$630,059
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	178,407	168,843	687,966	642,591
Share-based compensation expense	30,220	21,075	103,641	95,423
Provision for deferred income taxes	28,332	18,016	51,125	34,428
Investment gains	(5,390)	—	(29,621)	—
Changes in assets and liabilities (net of business acquired):
Receivables, net	33,555	42,257	58,113	(207,785)
Inventory	(22)	(301)	1,855	(9,307)
Prepaid expenses and other	(1,557)	(5,837)	(76,748)	156,216
Accounts payable	(5,388)	43,440	(8,734)	65,202
Accrued income taxes	(3,804)	(18,699)	(4,599)	(27,849)
Deferred revenue	50,155	47,222	(39,245)	81,538
Other accrued liabilities	(21,264)	(40,447)	39,892	(6,507)

Net cash provided by operating activities	437,575	406,889	1,313,099	1,454,009

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(82,930)	(140,977)	(471,518)	(446,928)
Capitalized software development costs	(62,587)	(64,571)	(273,871)	(273,693)
Purchases of investments	(46,669)	(146,137)	(364,648)	(623,293)
Sales and maturities of investments	72,497	97,357	579,755	551,796
Purchase of other intangibles	(9,793)	(12,515)	(35,587)	(36,819)
Acquisition of business, net of cash acquired	(74,539)	—	(74,539)	—

Net cash used in investing activities	(204,021)	(266,843)	(640,408)	(828,937)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	600,000	—
Repayment of long-term debt	—	—	—	(75,000)
Proceeds from exercise of stock options	69,562	9,348	258,036	91,349
Payments to taxing authorities in connection with shares directly withheld from associates	(1,607)	(124)	(16,601)	(9,873)
Treasury stock purchases	(300,000)	(277,917)	(1,320,542)	(623,127)
Dividends paid	(56,530)	—	(113,823)	—
Other	—	4,610	(8,450)	6,864

Net cash used in financing activities	(288,575)	(264,083)	(601,380)	(609,787)

Effect of exchange rate changes on cash and cash equivalents	434	(451)	(3,594)	(12,082)

Net increase (decrease) in cash and cash equivalents	(54,587)	(124,488)	67,717	3,203
Cash and cash equivalents at beginning of period	496,430	498,614	374,126	370,923

Cash and cash equivalents at end of period	$441,843	$374,126	$441,843	$374,126